EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Steben Alternative Investment Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Steben Alternative Investment Funds for the year ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Steben Alternative Investment Funds for the stated period.

/s/ Ken Steben	/s/ Carl Serger
Kenneth E. Steben	Carl Serger
Chief Executive Officer,	Chief Financial Officer,
Steben Alternative Investment Funds	Steben Alternative Investment Funds

Dated:	May 31, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Steben Alternative Investment Funds for purposes of Section 18 of the Securities Exchange Act of 1934.